EXHIBIT 5.3

Principal Officers:
Keith M. Braaten, P. Eng.
President & CEO
Jodi L. Anhorn, P. Eng.
Executive Vice President & COO

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Caralyn P. Bennett, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Todd J. Ikeda, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.

LETTER OF CONSENT

To:           United States Securities and Exchange Commission

Re:	Encana Corporation (“Encana”)
Registration Statement on Form F-10

We hereby consent to the use of and references to our name and our reports and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana Corporation's petroleum and natural gas reserves and contingent resources, as of December 31, 2013, in the Registration Statement on Form F-10 (File No. 333–196927).

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Keith M. Braaten

Keith M. Braaten, P. Eng.
President & CEO

Calgary, Alberta
June 27, 2014

4100, 400  –  3rd Avenue S.W., Calgary, Alberta, Canada  T2P 4H2  ·  (403) 266-9500  ·  Fax (403) 262-1855  ·  GLJPC.com